[LETTERHEAD OF DECHERT PRICE & RHOADS]


                                 April 18, 2000

Intersil Holding Corporation
2401 Palm Bay Road NE
Palm Bay, Florida 32905

     Re: Registration Statement on Form S-4
         ----------------------------------

Gentlemen and Ladies:

     We have acted as counsel to Intersil Holding Corporation, a Delaware corporation ("Intersil"), in connection with the preparation and filing of the Registration Statement on Form S-4 filed April 18, 2000 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of up to 4,000,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of Intersil ("Class A Stock"), may be issued from time to time in connection with acquisitions by Intersil, or its subsidiaries, of other businesses, assets or securities.

     We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) issued, delivered and paid for in accordance with the terms of the definitive agreements governing the issuance of such shares (the "Acquisition Agreements"), assuming: (a) that consideration equivalent to at least par value will be received by Intersil upon issuance of the Shares, (b) that the execution and delivery of the Acquisition Agreements and the issuance of the Shares governed thereby are duly authorized and approved by the Board of Directors of Intersil, and (c) the completion of all proceedings to be taken in order to permit such issuances to be carried out in accordance with applicable securities laws; and (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Stock and registered by such transfer agent and registrar, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                             Very truly yours,

                                             DECHERT PRICE & RHOADS